For Immediate Release

Contacts:	Steve Gaut, Public Relations
404-828-8787
Scott Childress, Investor Relations
404-828-7957

UPS 3Q18 EARNINGS PER SHARE UP MORE THAN 20%

•	3Q18 EPS of $1.73, up More Than 20%; Adjusted EPS up 26% to $1.82

•	U.S. Domestic Revenue up 8.1% on Growth and Accelerating Yields

•	International Currency-Neutral Revenue Grew 5%, with Gains in all Regions

•	International Year-Over-Year Comparisons Affected by Headwinds from Currency and Fuel

•	Supply Chain & Freight Operating Profit up 24%; Adjusted Operating Profit Jumps 33%

•	YTD Cash from Operations was $9.4B and Free Cash Flow was up to $4.9B

•	Raising Free Cash Flow Guidance to Over $5B and Reaffirming Adjusted EPS

ATLANTA - October 24, 2018 - UPS (NYSE:UPS) today announced third-quarter diluted earnings per share of $1.73, up more than 20%, and adjusted, diluted earnings per share of $1.82, up 26%.

Third-quarter adjusted results exclude a pre-tax charge of $97 million, or $0.09 per share after tax, due to transformation-related costs. These projects are a part of the company’s transformation initiatives that will create efficiencies across the enterprise. Transformation will also produce higher-quality revenue growth.

Consolidated Results	3Q 2018	Adjusted 3Q 2018	3Q 2017
Revenue	$17,444 M		$16,173 M
Net Income	$1,508 M	$1,581 M	$1,259 M
Diluted Earnings Per Share	$1.73	$1.82	$1.44
EPS Growth	20.1%	26.4%

“Our business strategies position UPS to improve operating leverage and many of our actions are already contributing to performance gains,” said UPS Chairman and CEO David Abney. “We generated another quarter of industry-leading margins and strong free cash flow and we are confident in the outlook for the business.”

* Information on non-GAAP financial measures is attached to this press release.

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2-2-2

For the company in 3Q 2018:

•	Consolidated revenue increased 7.9% and currency-neutral revenue was 8.4% higher.

•	Average revenue yield increased 4.0%, with base-pricing gains in all product categories.

•	Year-to-date cash from operations expanded to $9.4 billion.

•	Free cash flow increased to $4.9 billion through the first nine months of the year.

•	Year-to-date dividends per share increased by 10%, producing an annual dividend yield in excess of 3%.

•	The company repurchased 6.6 million shares year-to-date for approximately $750 million.

•	Capital investments and associated efficiencies were as expected in the quarter with year-to-date expenditures at $4.5 billion.

•	Third quarter results benefited from several discrete items, including tax that helped to offset unplanned International headwinds from currency and fuel.

U.S. Domestic Segment

The U.S. Domestic segment experienced strong revenue growth of 8.1% to $10.4 billion, driven by high demand for the company’s solutions and robust yield expansion compared to 3Q 2017. The segment also generated sequential yield improvements driven in part by a more disciplined approach to capture high-quality growth opportunities.

	3Q 2018	Adjusted 3Q 2018	3Q 2017
Revenue	$10,437 M		$9,651 M
Operating profit	$949 M	$988 M	$1,011 M

For the U.S. Domestic segment in 3Q 2018:

•	Revenue, volume and revenue per piece increased across all products in the quarter.

•	Daily shipments increased 3.3%, led by Next Day Air and Ground products.

•	Ground revenue per piece increased by 5.1% over the prior year.

•	Operating profit was reduced by planned increases in pension expense and the cost of ongoing network improvements.

•	Adjusted operating profit excludes transformation charges of $39 million.

International Segment

International segment revenue increased in all regions compared to the same period last year, on both a reported and currency-neutral basis. Export volume also increased across all regions and exports grew nearly 3% on top of 19% growth last year. Year-over-year comparisons are affected by the strong 3Q 2017 growth UPS experienced in Europe.

	3Q 2018	Adjusted 3Q 2018	3Q 2017
Revenue	$3,478 M		$3,376 M
Operating profit	$536 M	$576 M	$606 M

* Information on non-GAAP financial measures is attached to this press release.

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3-3-3

For the International segment in 3Q 2018:

•	Revenue increased 3%; on a currency-neutral basis, revenue increased 5%.

•	Europe export volume grew 4.2% on top of the 25% growth in 3Q 2017.

•	Yield increased 3.0% and currency-neutral yield jumped 5.1%, driven by revenue management actions and improved product mix.

•	Operating profit includes headwinds primarily from currency and fuel, as well as some economic softening related to changing trade policies.

•	Currency was a negative impact of $28 million, primarily from emerging markets.

•	Adjusted operating profit excludes transformation charges of $40 million.

Supply Chain and Freight Segment

“Supply Chain and Freight performance was outstanding this quarter, as the unit delivered double-digit growth in both revenue and adjusted operating profit,” Abney said. “UPS will continue to leverage our vast forwarding, customs, and supply-chain solutions to help customers expand their existing businesses and reach new markets.”

	3Q 2018	Adjusted 3Q 2018	3Q 2017
Revenue	$3,529 M		$3,146 M
Operating profit	$242 M	$260 M	$195 M

For the Supply Chain and Freight segment in 3Q 2018:

•	Revenue increased more than 12% to $3.5 billion, as the business units benefited from strategies focused on small and medium-sized customers.

•	The Forwarding business led all units with 17% revenue growth, as revenue management initiatives and high-value solutions generated yield improvement.

•	UPS Freight revenue increased 11% on higher pricing and heavier shipments.

•	Third quarter operating margin was 6.8%; adjusted operating margin expanded 120 basis points to 7.4%.

•	Operating profit was up 24% to $242 million and adjusted operating profit increased 33% to $260 million.

•	Adjusted operating profit excludes transformation charges of $18 million.

Outlook

The company provides earnings per share guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future required pension mark-to-market adjustments, which would be included in reported (GAAP) results. The impact of such adjustments could be material.

* Information on non-GAAP financial measures is attached to this press release.

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4-4-4

“Improvements in revenue quality and our new, highly-automated capacity gives us confidence in a successful peak season for our customers and shareowners”, said Richard Peretz, UPS’s chief financial officer.

•	UPS expects 2018 adjusted, diluted earnings per share in a range of $7.03 to $7.37.

•	The company is raising free cash flow guidance to over $5.0 billion in 2018.

•	Capital expenditures in 2018 remain planned between $6.5 billion and $7.0 billion.

•	As previously guided, UPS expects 4Q18 adjusted EPS to increase about 15 percent, despite anticipated currency headwinds in emerging markets and one less operating day during peak season.

•	The effective tax rate should be in a range of 23% to 24% for the fourth quarter.

* Information on non-GAAP financial measures is attached to this press release.

# # #

Conference Call Information

UPS CEO David Abney and CFO Richard Peretz will discuss third-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, October 24, 2018. That call is open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”
About UPS
UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including transporting packages and freight; facilitating international trade, and deploying advanced technology to more efficiently manage the world of business. UPS is committed to operating more sustainably - for customers, the environment and the communities we serve around the world. Learn more about our efforts at ups.com/sustainability. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the web at ups.com and its corporate blog can be found at longitudes.ups.com. To get UPS news direct, follow @UPS_News on Twitter.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties.
Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations (including tax laws and regulations), our competitive environment, changes in the facts or assumptions underlying our health and pension benefit funding obligations, negotiation and ratification of labor contracts, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

Reconciliation of GAAP and non-GAAP Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” Additionally, we periodically disclose free cash flow, free cash flow excluding discretionary pension contributions, as well as currency-neutral revenue, revenue per piece and operating profit.

We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include but are not limited to: amounts related to mark-to-market gains or losses (non-cash); settlement of contingencies; gains or losses associated with mergers, acquisitions, divestitures and other structural changes; charges related to restructuring programs; asset impairments (non-cash); amounts related to changes in tax regulations or positions; pension and postretirement related items; and debt modifications.

We believe that these non-GAAP measures provide additional meaningful information to assist users of our financial statements in understanding our financial results, cash flows and assessing our ongoing performance because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions. We also use certain of these measures for the determination of incentive compensation award results.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

Transformation Strategy Costs

We supplement the presentation of our operating profit, operating margin, pre-tax income, net income and earnings per share with similar non-GAAP measures that exclude the impact of transformation strategy costs. We believe this adjusted information provides important supplemental information that provides useful comparison of year-to-year financial performance without considering the short-term impact of transformation impacts. We evaluate the performance of our businesses on an adjusted basis.

Currency-Neutral Revenue, Revenue per Piece and Operating Profit

We supplement the reporting of our revenue, revenue per piece and operating profit with similar non-GAAP measures that exclude the period-over-period impact of foreign currency exchange rate changes and hedging activities. We believe currency-neutral revenue, revenue per piece and operating profit information allows users of our financial statements to understand growth trends in our products and results. We evaluate the performance of our International Package and Supply Chain and Freight businesses on a currency-neutral basis.

Currency-neutral revenue, revenue per piece and operating profit are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived current period local currency revenue, revenue per piece and operating profit are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the period over period impact of foreign currency revenue hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of currency fluctuations.

Free Cash Flow

We supplement the reporting of cash flows from operating activities with free cash flow and free cash flow excluding discretionary pension contributions, non-GAAP liquidity measures. We believe free cash flow is an important indicator of how much cash is generated by regular business operations and we use it as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners. We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities.

Reconciliation of GAAP and non-GAAP Income Statement Data
(in millions, except EPS amounts):

Three Months Ended September 30, 2018

	As- Reported (GAAP)	Transformation Strategy Costs	As-Adjusted (non-GAAP)
Operating profit:
U.S. Domestic Package	$949	$39	$988
International Package	536	40	576
Supply Chain & Freight	242	18	260
Total operating profit	$1,727	$97	$1,824

Income before income taxes	$1,889	$97	$1,986

Income tax expense	$381	$24	$405

Net income	$1,508	$73	$1,581

Diluted earnings per share	$1.73	$0.09	$1.82

Nine Months Ended September 30, 2018

	As- Reported (GAAP)	Transformation Strategy Costs	As-Adjusted (non-GAAP)
Operating profit:
U.S. Domestic Package	$2,644	$235	$2,879
International Package	1,748	76	1,824
Supply Chain & Freight	628	49	677
Total operating profit	$5,020	$360	$5,380

Income before income taxes	$5,476	$360	$5,836

Income tax expense	$1,138	$87	$1,225

Net income	$4,338	$273	$4,611

Diluted earnings per share	$4.99	$0.31	$5.30

Note: Certain amounts may not compute due to rounding.

Reconciliation of GAAP and non-GAAP Revenue, Revenue Per Piece and As-Adjusted Currency Neutral Operating Profit
(in millions, except per piece amounts):

Three Months Ended September 30
	2018 As- Reported (GAAP)	2017 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2018 Currency- Neutral (non-GAAP)	% Change (non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.47	$6.26	3.4%	$0.15	$6.62	5.8%
Export	29.32	29.09	0.8%	0.55	29.87	2.7%
Total International Package	$17.06	$16.56	3.0%	$0.34	$17.40	5.1%

Consolidated	$11.20	$10.77	4.0%	$0.06	$11.26	4.5%

Revenue:
U.S. Domestic Package	$10,437	$9,651	8.1%	$—	$10,437	8.1%
International Package	3,478	3,376	3.0%	67	3,545	5.0%
Supply Chain & Freight	3,529	3,146	12.2%	17	3,546	12.7%
Total revenue	$17,444	$16,173	7.9%	$84	$17,528	8.4%

	2018 As- Adjusted (non-GAAP)	2017 As- Adjusted (non-GAAP)	% Change (non-GAAP)	Currency Impact	2018 As Adjusted Currency- Neutral (non-GAAP)	% Change (non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$988	$1,011	(2.3)%	$—	$988	(2.3)%
International Package	576	606	(5.0)%	28	604	(0.3)%
Supply Chain & Freight	260	195	33.3%	4	264	35.4%
Total operating profit	$1,824	$1,812	0.7%	$32	$1,856	2.4%

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of GAAP and non-GAAP Revenue, Revenue Per Piece and As-Adjusted Currency Neutral Operating Profit
(in millions, except per piece amounts):

Nine Months Ended September 30
	2018 As- Reported (GAAP)	2017 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2018 Currency- Neutral (non-GAAP)	% Change (non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.60	$5.99	10.2%	$(0.34)	$6.26	4.5%
Export	29.43	28.79	2.2%	(0.46)	28.97	0.6%
Total International Package	$17.18	$16.11	6.6%	$(0.39)	$16.79	4.2%

Consolidated	$11.14	$10.68	4.3%	$(0.06)	$11.08	3.7%

Revenue:
U.S. Domestic Package	$31,018	$28,928	7.2%	$—	$31,018	7.2%
International Package	10,613	9,621	10.3%	(239)	10,374	7.8%
Supply Chain & Freight	10,382	9,061	14.6%	(63)	10,319	13.9%
Total revenue	$52,013	$47,610	9.2%	$(302)	$51,711	8.6%

	2018 As- Adjusted (non-GAAP)	2017 As- Adjusted (non-GAAP)	% Change (non-GAAP)	Currency Impact	2018 As Adjusted Currency- Neutral (non-GAAP)	% Change (non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$2,879	$3,216	(10.5)%	$—	$2,879	(10.5)%
International Package	1,824	1,694	7.7%	(16)	1,808	6.7%
Supply Chain & Freight	677	556	21.8%	5	682	22.7%
Total operating profit	$5,380	$5,466	(1.6)%	$(11)	$5,369	(1.8)%

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of GAAP and non-GAAP Liquidity Measures (in millions):

Nine Months Ended September 30

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash

Preliminary 2018
Cash flows from operating activities	$9,422
Cash flows used in investing activities	(4,499)
Cash flows used in financing activities	(4,260)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(57)
Net increase in cash, cash equivalents and restricted cash	$606

Reconciliation of Free Cash Flow (non-GAAP)

Preliminary 2018

Cash flows from operating activities (GAAP)	$9,422
Capital expenditures	(4,490)
Proceeds from disposals of PP&E	45
Net change in finance receivables	(7)
Other investing activities	(23)
Free cash flow (non-GAAP)	$4,947

Certain prior year amounts have been classified to confirm to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data - Third Quarter
(unaudited)

	Three Months Ended
	September 30
	2018	2017	Change	% Change
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$10,437	$9,651	$786	8.1%
International Package	3,478	3,376	102	3.0%
Supply Chain & Freight	3,529	3,146	383	12.2%
Total revenue	17,444	16,173	1,271	7.9%

Operating expenses:
Compensation and benefits	9,015	8,437	578	6.9%
Other	6,702	5,924	778	13.1%
Total operating expenses	15,717	14,361	1,356	9.4%

Operating profit:
U.S. Domestic Package	949	1,011	(62)	(6.1)%
International Package	536	606	(70)	(11.6)%
Supply Chain & Freight	242	195	47	24.1%
Total operating profit	1,727	1,812	(85)	(4.7)%

Other income (expense):
Other pension income (expense)	284	216	68	31.5%
Investment income and other	33	20	13	65.0%
Interest expense	(155)	(111)	(44)	39.6%
Total other income (expense)	162	125	37	29.6%

Income before income taxes	1,889	1,937	(48)	(2.5)%

Income tax expense	381	678	(297)	(43.8)%

Net income	$1,508	$1,259	$249	19.8%

Net income as a percentage of revenue	8.6%	7.8%

Per share amounts:
Basic earnings per share	$1.74	$1.45	$0.29	20.0%
Diluted earnings per share	$1.73	$1.44	$0.29	20.1%

Weighted-average shares outstanding:
Basic	865	869	(4)	(0.5)%
Diluted	870	874	(4)	(0.5)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$988	$1,011	$(23)	(2.3)%
International Package (1)	576	606	(30)	(5.0)%
Supply Chain & Freight (1)	260	195	65	33.3%
Total operating profit (1)	1,824	1,812	12	0.7%

Income before income taxes (1)	$1,986	$1,937	$49	2.5%
Net income (2)	$1,581	$1,259	$322	25.6%

Basic earnings per share (2)	$1.83	$1.45	$0.38	26.2%
Diluted earnings per share (2)	$1.82	$1.44	$0.38	26.4%

(1) Third quarter 2018 operating profit and consolidated income before income taxes exclude the impact of $97 million of transformation strategy costs. These costs are allocated between the U.S. Domestic Package segment ($39 million), International Package segment ($40 million) and Supply Chain & Freight segment ($18 million).

(2) Third quarter 2018 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which decreased net income by $73 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Third Quarter
(unaudited)

	Three Months Ended
	September 30
	2018	2017	Change	% Change
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,896	$1,769	$127	7.2%
Deferred	1,066	1,001	65	6.5%
Ground	7,475	6,881	594	8.6%
Total U.S. Domestic Package	10,437	9,651	786	8.1%
International Package:
Domestic	678	673	5	0.7%
Export	2,654	2,568	86	3.3%
Cargo and Other	146	135	11	8.1%
Total International Package	3,478	3,376	102	3.0%
Supply Chain & Freight:
Forwarding	1,672	1,434	238	16.6%
Logistics	790	736	54	7.3%
Freight	867	778	89	11.4%
Other	200	198	2	1.0%
Total Supply Chain & Freight	3,529	3,146	383	12.2%
Consolidated	$17,444	$16,173	$1,271	7.9%

Consolidated volume (in millions)	1,229	1,197	32	2.7%

Operating weekdays	63	63	—	—%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,526	1,471	55	3.7%
Deferred	1,256	1,240	16	1.3%
Ground	13,624	13,178	446	3.4%
Total U.S. Domestic Package	16,406	15,889	517	3.3%
International Package:
Domestic	1,663	1,706	(43)	(2.5)%
Export	1,437	1,401	36	2.6%
Total International Package	3,100	3,107	(7)	(0.2)%
Consolidated	19,506	18,996	510	2.7%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.72	$19.09	$0.63	3.3%
Deferred	13.47	12.81	0.66	5.2%
Ground	8.71	8.29	0.42	5.1%
Total U.S. Domestic Package	10.10	9.64	0.46	4.8%
International Package:
Domestic	6.47	6.26	0.21	3.4%
Export	29.32	29.09	0.23	0.8%
Total International Package	17.06	16.56	0.50	3.0%
Consolidated	$11.20	$10.77	$0.43	4.0%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Supplemental Analysis of Currency and UPS Freight

Currency Neutral Revenue Per Piece
(unaudited)

	Three Months Ended				Currency
	September 30			Neutral
	2018	2017	% Change	Currency	2018*	% Change
Average Revenue Per Piece:
International Package:
Domestic	$6.47	$6.26	3.4%	$0.15	$6.62	5.8%
Export	29.32	29.09	0.8%	0.55	29.87	2.7%
Total International Package	$17.06	$16.56	3.0%	$0.34	$17.40	5.1%

Consolidated	$11.20	$10.77	4.0%	$0.06	$11.26	4.5%
*Amounts adjusted for period over period foreign currency exchange rate and hedging differences

Currency Neutral Revenue
(unaudited)

	Three Months Ended				Currency
	September 30			Neutral
	2018	2017	% Change	Currency	2018*	% Change
Revenue (in millions):
U.S. Domestic Package	$10,437	$9,651	8.1%	$—	$10,437	8.1%
International Package	3,478	3,376	3.0%	67	3,545	5.0%
Supply Chain & Freight	3,529	3,146	12.2%	17	3,546	12.7%
Total revenue	$17,444	$16,173	7.9%	$84	$17,528	8.4%
*Amounts adjusted for period over period foreign currency exchange rate and hedging differences

Currency Neutral Operating Profit
(unaudited)
	Three Months Ended				Currency
	September 30				Neutral
	2018*	2017	% Change	Currency	2018**	% Change
As-Adjusted Operating Profit (in millions):
U.S. Domestic Package	$988	$1,011	(2.3)%	$—	$988	(2.3)%
International Package	576	606	(5.0)%	28	604	(0.3)%
Supply Chain & Freight	260	195	33.3%	4	264	35.4%
Total operating profit	$1,824	$1,812	0.7%	$32	$1,856	2.4%
* Amounts adjusted for Transformation strategy costs
** Amounts adjusted for Transformation strategy costs and period over period foreign currency exchange rate and hedging differences

UPS Freight Selected Operating Data - Third Quarter
(unaudited)

	Three Months Ended
	September 30
	2018	2017	Change	% Change
LTL revenue (in millions)	$735	$673	$62	9.2%
LTL revenue per LTL hundredweight	$25.70	$24.46	$1.24	5.1%

LTL shipments (in thousands)	2,603	2,590	13	0.5%
LTL shipments per day (in thousands)	41.3	41.1	0.2	0.5%

LTL gross weight hauled (in millions of pounds)	2,860	2,751	109	4.0%
LTL weight per shipment (in pounds)	1,098	1,062	36	3.4%

Operating weekdays	63	63	—	—%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Detail of Other Operating Expenses - Third Quarter
(unaudited)

	Three Months Ended
	September 30
	2018	2017	Change	% Change
(in millions)
Repairs and Maintenance	$437	$399	$38	9.5%
Depreciation and Amortization	524	572	(48)	(8.4)%
Purchased Transportation	3,216	2,832	384	13.6%
Fuel	867	636	231	36.3%
Other Occupancy	321	282	39	13.8%
Other Expenses	1,337	1,203	134	11.1%
Total Other Operating Expenses	$6,702	$5,924	$778	13.1%

Detail of Other Pension Income (Expense) - Third Quarter
(unaudited)

	Three Months Ended
	September 30
(in millions)	2018	2017	Change	% Change
U.S. Domestic Package	227	165	62	37.6%
International Package	20	20	—	—%
Supply Chain & Freight	37	31	6	19.4%
Total other pension income (expense)	$284	$216	$68	31.5%

Earnings Per Share and Share Data - Third Quarter (unaudited)

	Three Months Ended
	September 30
	2018	2017
(amounts in millions, except per share data)
Numerator:
Net income	$1,508	$1,259

Denominator:
Weighted-average shares	860	864
Deferred compensation obligations	1	1
Vested portion of restricted units	4	4
Denominator for basic earnings per share	865	869

Effect of dilutive securities:
Restricted units	5	4
Stock options	—	1
Denominator for diluted earnings per share	870	874

Basic earnings per share	$1.74	$1.45

Diluted earnings per share	$1.73	$1.44

Detail of shares outstanding as of June 30, 2018:

Class A shares	164
Class B shares	695
Total shares outstanding	859

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Nine Months Ended
	September 30
	2018	2017	Change	% Change
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$31,018	$28,928	$2,090	7.2%
International Package	10,613	9,621	992	10.3%
Supply Chain & Freight	10,382	9,061	1,321	14.6%
Total revenue	52,013	47,610	4,403	9.2%

Operating expenses:
Compensation and benefits	27,084	25,032	2,052	8.2%
Other	19,909	17,112	2,797	16.3%
Total operating expenses	46,993	42,144	4,849	11.5%

Operating profit:
U.S. Domestic Package	2,644	3,216	(572)	(17.8)%
International Package	1,748	1,694	54	3.2%
Supply Chain & Freight	628	556	72	12.9%
Total operating profit	5,020	5,466	(446)	(8.2)%

Other income (expense):
Other pension income (expense)	853	575	278	48.3%
Investment income and other	60	49	11	22.4%
Interest expense	(457)	(324)	(133)	41.0%
Total other income (expense)	456	300	156	52.0%

Income before income taxes	5,476	5,766	(290)	(5.0)%

Income tax expense	1,138	1,957	(819)	(41.8)%

Net income	$4,338	$3,809	$529	13.9%

Net income as a percentage of revenue	8.3%	8.0%

Per share amounts:
Basic earnings per share	$5.01	$4.37	$0.64	14.6%
Diluted earnings per share	$4.99	$4.35	$0.64	14.7%

Weighted-average shares outstanding:
Basic	866	872	(6)	(0.7)%
Diluted	870	876	(6)	(0.7)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$2,879	$3,216	$(337)	(10.5)%
International Package (1)	1,824	1,694	130	7.7%
Supply Chain & Freight (1)	677	556	121	21.8%
Total operating profit (1)	5,380	5,466	(86)	(1.6)%

Income before income taxes (1)	$5,836	$5,766	$70	1.2%
Net income (2)	$4,611	$3,809	$802	21.1%

Basic earnings per share (2)	$5.33	$4.37	$0.96	22.0%
Diluted earnings per share (2)	$5.30	$4.35	$0.95	21.8%

(1) Third quarter 2018 operating profit and consolidated income before income taxes exclude the impact of $97 million of transformation strategy costs. These costs are allocated between the U.S. Domestic Package segment ($39 million), International Package segment ($40 million) and Supply Chain & Freight segment ($18 million).

Second quarter 2018 operating profit and consolidated income before income taxes exclude the impact of $263 million of transformation strategy costs, which includes voluntary retirement plan transformation strategy costs of $192 million, and other costs of $71 million. These costs are allocated between the U.S. Domestic Package segment ($196 million), International Package segment ($36 million) and Supply Chain & Freight segment ($31 million).

(2) Third quarter 2018 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which decreased net income by $73 million.

Second quarter 2018 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which decreased net income by $200 million.
Certain prior year amounts have been reclassified to conform to the current year presentation

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Nine Months Ended
	September 30
	2018	2017	Change	% Change
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$5,510	$5,186	$324	6.2%
Deferred	3,215	2,991	224	7.5%
Ground	22,293	20,751	1,542	7.4%
Total U.S. Domestic Package	31,018	28,928	2,090	7.2%
International Package:
Domestic	2,094	1,909	185	9.7%
Export	8,073	7,331	742	10.1%
Cargo and Other	446	381	65	17.1%
Total International Package	10,613	9,621	992	10.3%
Supply Chain & Freight:
Forwarding	4,936	4,047	889	22.0%
Logistics	2,356	2,194	162	7.4%
Freight	2,497	2,240	257	11.5%
Other	593	580	13	2.2%
Total Supply Chain & Freight	10,382	9,061	1,321	14.6%
Consolidated	$52,013	$47,610	$4,403	9.2%

Consolidated volume (in millions)	3,696	3,573	123	3.4%

Operating weekdays	191	191	—	—%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,462	1,394	68	4.9%
Deferred	1,260	1,245	15	1.2%
Ground	13,529	13,065	464	3.6%
Total U.S. Domestic Package	16,251	15,704	547	3.5%
International Package:
Domestic	1,662	1,669	(7)	(0.4)%
Export	1,436	1,333	103	7.7%
Total International Package	3,098	3,002	96	3.2%
Consolidated	19,349	18,706	643	3.4%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.73	$19.48	$0.25	1.3%
Deferred	13.36	12.58	0.78	6.2%
Ground	8.63	8.32	0.31	3.7%
Total U.S. Domestic Package	9.99	9.64	0.35	3.6%
International Package:
Domestic	6.60	5.99	0.61	10.2%
Export	29.43	28.79	0.64	2.2%
Total International Package	17.18	16.11	1.07	6.6%
Consolidated	$11.14	$10.68	$0.46	4.3%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Supplemental Analysis of Currency and UPS Freight

Currency Neutral Revenue Per Piece
(unaudited)

	Nine Months Ended				Currency
	September 30			Neutral
	2018	2017	% Change	Currency	2018*	% Change
Average Revenue Per Piece:
International Package:
Domestic	$6.60	$5.99	10.2%	$(0.34)	$6.26	4.5%
Export	29.43	28.79	2.2%	(0.46)	28.97	0.6%
Total International Package	$17.18	$16.11	6.6%	$(0.39)	$16.79	4.2%

Consolidated	$11.14	$10.68	4.3%	$(0.06)	$11.08	3.7%
*Amounts adjusted for period over period foreign currency exchange rate and hedging differences

Currency Neutral Revenue
(unaudited)

	Nine Months Ended				Currency
	September 30			Neutral
	2018	2017	% Change	Currency	2018*	% Change
Revenue (in millions):
U.S. Domestic Package	$31,018	$28,928	7.2%	$—	$31,018	7.2%
International Package	10,613	9,621	10.3%	(239)	10,374	7.8%
Supply Chain & Freight	10,382	9,061	14.6%	(63)	10,319	13.9%
Total revenue	$52,013	$47,610	9.2%	$(302)	$51,711	8.6%
*Amounts adjusted for period over period foreign currency exchange rate and hedging differences

Currency Neutral Operating Profit
(unaudited)

	Nine Months Ended				Currency
	September 30				Neutral
	2018*	2017	% Change	Currency	2018**	% Change
As-Adjusted Operating Profit (in millions):
U.S. Domestic Package	$2,879	$3,216	(10.5)%	$—	$2,879	(10.5)%
International Package	1,824	1,694	7.7%	(16)	1,808	6.7%
Supply Chain & Freight	677	556	21.8%	5	682	22.7%
Total operating profit	$5,380	$5,466	(1.6)%	$(11)	$5,369	(1.8)%
* Amounts adjusted for Transformation strategy costs
** Amounts adjusted for Transformation strategy costs and period over period foreign currency exchange rate and hedging differences
UPS Freight Selected Operating Data - Year to Date
(unaudited)

	Nine Months Ended
	September 30
	2018	2017	Change	% Change
LTL revenue (in millions)	$2,122	$1,943	$179	9.2%
LTL revenue per LTL hundredweight	$25.29	$23.89	$1.40	5.9%

LTL shipments (in thousands)	7,710	7,738	(28)	(0.2)%
LTL shipments per day (in thousands)	40.4	40.5	(0.1)	(0.2)%

LTL gross weight hauled (in millions of pounds)	8,391	8,132	259	3.2%
LTL weight per shipment (in pounds)	1,088	1,051	37	3.5%

Operating weekdays	191	191	—	—%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Detail of Other Operating Expenses - Year to Date
(unaudited)

	Nine Months Ended
	September 30
	2018	2017	Change	% Change
(in millions)
Repairs and Maintenance	$1,294	$1,181	$113	9.6%
Depreciation and Amortization	1,662	1,688	(26)	(1.5)%
Purchased Transportation	9,570	7,991	1,579	19.8%
Fuel	2,469	1,873	596	31.8%
Other Occupancy	1,003	845	158	18.7%
Other Expenses	3,911	3,534	377	10.7%
Total Other Operating Expenses	$19,909	$17,112	$2,797	16.3%

Detail of Other Pension Income (Expense) - Year to Date
(unaudited)

	Nine Months Ended
	September 30
(in millions)	2018	2017	Change	% Change
U.S. Domestic Package	$681	$441	$240	54.4%
International Package	60	47	13	27.7%
Supply Chain & Freight	112	87	25	28.7%
Total other pension income (expense)	$853	$575	$278	48.3%

Earnings Per Share and Share Data - Year to Date
(unaudited)

	Nine Months Ended
	September 30
	2018	2017
(amounts in millions, except per share data)
Numerator:
Net income	$4,338	$3,809

Denominator:
Weighted-average shares	861	867
Deferred compensation obligations	1	1
Vested portion of restricted units	4	4
Denominator for basic earnings per share	866	872

Effect of dilutive securities:
Restricted units	4	3
Stock options	—	1
Denominator for diluted earnings per share	870	876

Basic earnings per share	$5.01	$4.37

Diluted earnings per share	$4.99	$4.35

Certain prior year amounts have been reclassified to conform to the current year presentation

United Parcel Service, Inc.
Consolidated Balance Sheets - September 30, 2018 and December 31, 2017
(unaudited)

	September 30, 2018	December 31, 2017
(amounts in millions)

ASSETS
Current Assets:
Cash and marketable securities	$4,841	$4,069
Other current assets	9,150	11,649
Total Current Assets	13,991	15,718
Property, Plant and Equipment	53,046	48,726
Less accumulated depreciation and amortization	27,667	26,608
	25,379	22,118
Other Assets	7,319	7,738
	$46,689	$45,574

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities	$12,222	$12,886
Long-Term Debt	20,101	20,278
Pension and Postretirement Benefit Obligations	7,012	7,061
Deferred Taxes, Credits and Other Liabilities	4,228	4,325
Shareowners' Equity	3,126	1,024
	$46,689	$45,574

Amounts are subject to reclassification.

United Parcel Service, Inc.
Selected Cash Flow Data
(unaudited)

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash
Preliminary
Year-to-Date
(amounts in millions)	September 30
Cash flows from operating activities	$9,422
Cash flows used in investing activities	(4,499)
Cash flows used in financing activities	(4,260)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(57)
Net increase in cash, cash equivalents and restricted cash	$606

Reconciliation of Free Cash Flow (non-GAAP measure)
Preliminary
Year-to-Date
(amounts in millions)	September 30
Cash flows from operating activities	$9,422
Capital expenditures	(4,490)
Proceeds from disposals of PP&E	45
Net change in finance receivables	(7)
Other investing activities	(23)
Free cash flow (non-GAAP)	$4,947

Amounts are subject to reclassification.

United Parcel Service, Inc.
Aircraft Fleet - as of September 30, 2018
(unaudited)

Description	Owned and Capital Leases	Leases & Charters from Others	On Order	Under Option
Operating:
Boeing 757-200	75	—	—	—
Boeing 767-200	—	2	—	—
Boeing 767-300	59	—	9	—
Boeing 767-300BCF	3	—	—	—
Airbus A300-600	52	—	—	—
Boeing MD-11	37	5	—	—
Boeing 747-400F	11	—	—	—
Boeing 747-400BCF	2	—	—	—
Boeing 747-8F	8	—	20	—
Other	—	310	—	—

Total	247	317	29	—